                                                                     EXHIBIT 4.3

                     AMENDMENT NO. 1 TO PURCHASE AGREEMENT


     This Agreement No. 1 dated as of November 27, 1990 to the Purchase Agreement, dated October 12, 1990 (the "Series C Agreement") by and among Bright Horizons Children's Centers, Inc., a Delaware corporation (the "Company"), John
M. Reynolds, Anne Whitman and Douglas Wooden (the "Founders"), Roger H. Brown and Linda A. Mason (the "Officers"), the investing entities whose names appear at the end thereof (the "Investors"), and Boston Capital Ventures Limited Partnership and Boston Capital Ventures II Limited Partnership (the "New Investors").

     WHEREAS, the Company wishes to issue and sell to the New Investors an aggregate of 133,334 shares (the "New Shares") of Series C Convertible Preferred Stock, $.01 par value, of the Company ("Series C Preferred Stock") and warrants (the "New Warrants") to purchase an aggregate of 100,000 shares of Common Stock, $.01 par value, of the Company under the terms and conditions set forth in the Series C Agreement;

     WHEREAS, the New Investors wish to purchase the New Shares and the New Warrants on the terms and subject to the conditions set forth in the Series C Agreement;

     WHEREAS, the parties hereto wish to amend the Series C Agreement pursuant to Section 11.02 thereof, as hereinafter provided;

     NOW THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, the parties hereto, constituting the holders in the aggregate of no less than 75% of the outstanding shares of Stock, as defined in the Series C Agreement, hereby agree as follows:

     1. The parties hereby agree that the Company is purchasing from Norwest Equity Partners IV, a Minnesota Limited Partnership, 26,667 shares of Series C Preferred Stock and Warrants to purchase 20,000 shares of Common Stock, for an aggregate price of $200,002.50.

     2. The parties hereby agree that, upon completion of the transaction referred to in paragraph 1 hereof, the New Investors are purchasing from the Company an aggregate of 133,334 shares of Series C Preferred Stock identical in rights and privileges to the shares of Series C Preferred Stock issued under the Series C Agreement, and warrants dated as of the date hereof identical in form and substance to the "Warrants" issued under the Series C Agreement for an aggregate of 100,000 shares of Common Stock, and that the New Investors are hereby made Investors under the Series C Agreement for all purposes thereunder to the same extent as if the New Investors had been original signatories as Investors under the Series C Agreement. The parties hereby further agree that the New Shares and the New Warrants shall be "Stock" and "Warrants" for all purposes and to the same extent as if they had been originally issued under the Series C Agreement.

     3.  The Company and each of the Investors signing below hereby agree that
Exhibit 3.01 to the Series C Agreement is amended and restated in its entirety
------------
to be as set forth in Schedule I attached hereto.  Wherever the Series C
                      ----------
Agreement is itself referred to in the Series C Agreement it shall mean as amended by this Amendment No. 1.

     4. It is acknowledged by the undersigned that the New Investors, under a separate instrument of even date herewith, shall become parties to the Stockholders Agreement (as such Agreement is defined in the Series C Agreement) by means of an amendment thereto. It is further agreed that, wherever used in the Series C Agreement, the term "Stockholders Agreement" shall mean as so amended.

     5. The Investors hereby consent to the purchase by the Company of shares of Series C Preferred Stock and Warrants as described in Paragraph 1 hereof and waive all first refusal rights and rights of overallotment under Article IX of the Series C Agreement with respect to (i) the offer and sale of the New Shares and the New Warrants hereunder, and (ii) the issuance of Common Stock upon the exercise of the Warrants.

     6. Except as amended hereby, all of the terms and conditions of the Series C Agreement shall continue in full force and effect and are hereby in all respects ratified and confirmed.

     7. This Agreement No. 1 shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts.

     8. This Agreement No. 1 may be executed in two or more counterparts, all of which taken together shall constitute one and the same instrument, and any one of the parties hereto may execute this Amendment Agreement by signing any such counterpart.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Series C Convertible Preferred Stock and Warrant Purchase Agreement as of the date first written above.

                                       COMPANY:

                                           BRIGHT HORIZONS CHILDREN'S
                                            CENTERS, INC.


                                           By /s/ Roger H. Brown
                                             ___________________________________
                                                                      (Title)


                                       FOUNDERS:

                                           /s/ John M. Reynolds
                                           -------------------------------------
                                           John M. Reynolds

                                           /s/ Anne Whitman
                                           -------------------------------------
                                           Anne Whitman

                                           /s/ Douglas Wooden
                                           -------------------------------------
                                           Douglas Wooden


                                       OFFICERS:

                                           /s/ Roger H. Brown
                                           -------------------------------------
                                           Roger H. Brown

                                           /s/ Linda A. Mason
                                           -------------------------------------
                                           Linda A. Mason

                                       INVESTORS:

                                           BAIN CAPITAL FUND LIMITED
                                            PARTNERSHIP

                                           By Bain Capital Partners, General
                                            Partner


                                           By /s/ Joshua Bekenstein
                                             ___________________________________
                                                     Joshua Bekenstein,
                                                      General Partner


                                           BAIN CAPITAL FUND LIMITED
                                            PARTNERSHIP - II

                                           By Bain Capital Partners, General
                                            Partner


                                           By /s/ Joshua Bekenstein
                                             ___________________________________
                                                     Joshua Bekenstein,
                                                      General Partner


                                           BESSEMER VENTURE PARTNERS II L.P.

                                           By Deer II & Co., General Partner


                                           By /s/ Robert Beuscher
                                             ___________________________________
                                                     Robert Beuscher
                                                     General Partner


                                           BOSTON CAPITAL VENTURES

                                            LIMITED PARTNERSHIP

                                           By: Boston Capital Partners,
                                                General Partner


                                           By /s/ Donald J. Steiner
                                             ___________________________________
                                              Donald J. Steiner, General Partner


                                           BOSTON CAPITAL VENTURES II
                                            LIMITED PARTNERSHIP

                                           By: Boston Capital Partners II,
                                                General Partner


                                           By /s/ Donald J. Steiner
                                              __________________________________
                                              Donald J. Steiner, General Partner


                                           BRIGHT HORIZONS ASSOCIATES


                                           By /s/ Jacob F. Brown II
                                              __________________________________
                                              Jacob F. Brown II, General Partner


                                           BRIMSTONE ISLAND COMPANY L.P.


                                           By /s/ Robert Beuscher
                                             ___________________________________
                                              Robert Beuscher, General Partner


                                           CARDWELL CHILDREN'S TRUST
                                            DATED JUNE 1, 1987

                                         By___________________________________
                                                                   (Title)


                                         FAMILY VENTURES III


                                         By /s/ Jacob F. Brown, II
                                            __________________________________
                                            Jacob F. Brown, II, General Partner


                                         FAMILY VENTURES IV


                                         By /s/ Jacob F. Brown, II
                                            ___________________________________
                                            Jacob F. Brown, II, General Partner


                                         NORWEST EQUITY PARTNERS IV,
                                         A Minnesota Limited Partnership

                                         By  Itasca Partners, General Partner


                                         By /s/ Ernest Parizeau
                                            ___________________________________
                                            Ernest Parizeau, General Partner


                                         REYNOLDS REVOCABLE TRUST OF
                                          JULY 1, 1983


                                         By /s/ John M. Reynolds
                                            ___________________________________
                                            John M. Reynolds, Co-Trustee


                                           WILLIAM BLAIR VENTURE PARTNERS III

                                           By  William Blair Venture
                                                Management


                                           By /s/ Gregg S. Newmark
                                              __________________________________
                                                     Gregg S. Newmark,
                                                      General Partner

                                           /s/ Robert Avinger
                                           -------------------------------------
                                           Robert Avinger

                                           /s/ Paul Bancroft III
                                           -------------------------------------
                                           Paul Bancroft III

                                           /s/ Joshua Bekenstein
                                           -------------------------------------
                                           Joshua Bekenstein

                                           /s/ Neill H. Brownstein
                                           -------------------------------------
                                           Neill H. Brownstein

                                           /s/ Robert H. Buescher
                                           -------------------------------------
                                           Robert H. Buescher

                                           /s/ William T. Burgin
                                           -------------------------------------
                                           William T. Burgin

                                           /s/ James H. Furneaux
                                           -------------------------------------
                                           James H. Furneaux

                                           /s/ Christopher F. O. Gabrieli
                                           -------------------------------------
                                           Christopher F. O. Gabrieli

                                           /s/ Adam Kirsch
                                           -------------------------------------
                                           Adam Kirsch

                                           /s/ W. Mitt Romney
                                           -------------------------------------
                                           W. Mitt Romney

                                           /s/ R. Daniel Saxe, Jr.
                                           -------------------------------------
                                           R. Daniel Saxe, Jr.

                                           /s/ John I. Wechsler
                                           -------------------------------------
                                           John I. Wechsler

                                           /s/ Robert F. White
                                           -------------------------------------
                                           Robert F. White